UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016 (October 30, 2016)

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1305
Paoli, PA 19301
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

343 Phoenixville Pike

Malvern PA 19355

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 2, 2016, TetraLogic Pharmaceuticals Corporation (the “Company” or “TetraLogic”) and its wholly-owned subsidiary TetraLogic Research and Development Corporation (“TRDC”) entered into a definitive asset purchase agreement (the “APA”) to, subject to closing conditions, sell the Business (as defined below) (the “Asset Sale”) to Medivir AB, a publicly traded Swedish company (Nasdaq Stockholm: MVIR) (“Buyer” or “Medivir”).

Asset Purchase Agreement

Under the APA, the Company agreed to sell substantially all of the assets relating to the research, development, manufacture and commercialization of SMAC mimetics and HDAC inhibitors, including birinapant and SHP-141 (the “Business”) to Medivir for a purchase price of (i) $12 million payable in cash at closing plus an amount equal to the aggregate expense payable to INC Research, LLC to complete the SHAPE CTCL Phase II ongoing trial currently estimated to be $275,000 (the “Closing Payment”), plus (ii) milestone payments based on the development and commercialization of TetraLogic’s product candidates by Buyer and earn-out payments based on annual net sales of birinapant (the “Contingent Payments”). Buyer will also assume certain assumed liabilities (as defined in the APA) at the closing of the Asset Sale. Following the closing of the Asset Sale, the Company may earn additional milestone payments of up to $153 million based on the development and commercialization of TetraLogic’s product candidates, subject to certain conditions and limitations described below and in the APA. In addition, subject to the terms and conditions in the APA, the Company may receive earn-out payments based on annual net sales of any product containing birinapant as follows:

•                                          the Company will be entitled to 5% of annual net sales from $0 to $500,000,000;

•                                          the Company will be entitled to 7.5% of annual net sales from $500,000,000 to $1,000,000,000; and

•                                          the Company will be entitled to 10% of annual net sales above $1,000,000,000.

Buyer will acquire from TetraLogic and TRDC substantially all of their assets relating to the Business, including (a) a specified list of contracts, (b) all inventory, supplies, materials and spare parts of TetraLogic and TRDC as of the closing of the Asset Sale, (c) 100% of the equity of their wholly-owned subsidiaries, TetraLogic Birinapant UK Ltd. and TetraLogic Shape UK Ltd. and (d) all intellectual property rights owned by TetraLogic and TRDC as of the closing of the Asset Sale. Specifically excluded from the Asset Sale and retained by TetraLogic and TRDC will be other assets and liabilities of TetraLogic and TRDC identified in the APA.

Completion of the Asset Sale requires the approval of the Company’s stockholders (the “Stockholders”) and holders of the Company’s outstanding 8% Convertible Senior Notes due 2019 (the “Senior Notes”), the consent of certain third parties as well as the satisfaction or waiver of other customary conditions set forth in the APA.

In the event the Company terminates the APA to accept an unsolicited superior offer from a third party, or breaches its covenants regarding third party proposals, or if Buyer terminates the APA because the Company pursued an alternative transaction in exercise of its board of directors’ fiduciary duties, Buyer will be due a termination fee totaling $1,300,000, plus expenses incurred in connection with the APA and Asset Sale.

As set forth in the APA, the Company agreed to indemnify Buyer and certain of its related parties for losses resulting directly from (i) any assets and liabilities that are not being assumed by Buyer or the conduct of the Business prior to the closing of the Asset Sale, (ii) the breach by the Company or TRDC of any of its respective covenants set forth in the APA, (iii) the breach by the Company or TRDC of any of its respective representations or warranties set forth in the APA, or (iv) the development, manufacture, use, sale, storage or handling of a drug substance or a drug product prior to the closing by the Company and TRDC or their affiliates or their representatives, agents or subcontractors, or any actual or alleged violation of law resulting therefrom.

Agreement Related to Senior Notes

The Company had approximately $43.7 million in aggregate principal amount of the Senior Notes outstanding as of November 2, 2016.  In connection with the Asset Sale to Medivir described above, on November 2, 2016, TetraLogic entered into a binding agreement (the “Exchange Agreement”) with 100% of the holders of the Senior Notes (“Noteholders”) pursuant to which the Noteholders agreed to exchange $2.2 million in aggregate principal amount of the Senior Notes for 12,222,222 shares of newly issued convertible participating preferred stock series A of the Company (the “Preferred Stock”). The exchange is expected to be consummated prior to November 14, 2016.  Following the consummation of this exchange, approximately $41,550,000 in aggregate principal amount of the Senior Notes plus $1,322,222.49 in accrued but unpaid interest as of October 31, 2016 on all Senior Notes will remain outstanding. The Company also agreed pursuant to the Exchange Agreement that, upon consummation of the Asset Sale to Medivir, $12 million of the Closing Payment would be promptly distributed in cash to the holders of the Senior Notes remaining outstanding in redemption of $12 million in aggregate principal of such remaining Senior Notes and in priority to any payments to holders of capital stock. In the Exchange Agreement, the Noteholders waived any put right in connection with a suspension of trading and delisting of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), from The Nasdaq Global Market as well as any right to receive cash payments of the interest on the Senior Notes, and agreed instead that such interest will be paid through the issuance of additional Senior Notes until paid. The Noteholders also agreed to extend the maturity date of the remaining Senior Notes until June 15, 2024. These waivers and extension will automatically terminate and be of no further force and effect as if they had never been provided if the APA is terminated or the Asset Sale is not completed for any reason. Upon the closing of the Asset Sale, the Noteholders and the Company will enter into a supplemental indenture to permanently waive or otherwise amend the indenture for the Senior Notes to reflect these waivers and extension.

Voting Agreement

In connection with the APA, on November 2, 2016, holders of 6,425,213 shares of Common Stock (the “Key Stockholders”), representing approximately 25.94% of the currently outstanding shares of capital stock, entered into a voting agreement (the “Voting Agreement”). Pursuant to the Voting Agreement, the Key Stockholders agreed, among other things and subject to certain conditions, to vote in favor of the APA, at every meeting of the Stockholders of the Company at which such matter is considered and at every adjournment or postponement thereof, and against any action, proposal, transaction or agreement which would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the APA, so long as such obligations have not terminated in accordance with the terms set forth therein.

The Voting Agreement will terminate upon the earliest of (i) the mutual termination by the Company and each of the Key Stockholders, (ii) the termination of the APA in accordance with its terms, or (iii) upon consummation of the transactions contemplated by the APA.

The foregoing does not purport to be a complete description of the APA, the Exchange Agreement, or the Voting Agreement, and is qualified in its entirety by reference to the full text of such documents, which is attached hereto as Exhibit 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Additional Information and Where to Find it

This disclosure is being made in respect of the Asset Sale. The proposed Asset Sale will be submitted to the shareholder of the Company for their consideration. In connection with the proposed Asset Sale, the Company will file a proxy statement with the SEC.  This press release does not constitute a solicitation of any vote or proxy from any shareholder of the Company. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ASSET SALE. The final proxy statement will be mailed to the Company’s shareholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at the Company’s website, http://tetralogicpharma.com/, or by directing a written request to TetraLogic Pharmaceuticals Corporation, Attn: Secretary, in writing, at P.O. Box 1305, Paoli, PA 19301.

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed Asset Sale. Information about the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 16, 2016 and the proxy statement for the Company’s 2015 annual meeting of shareholders, filed with the SEC on April 28, 2016. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the proposed Sale when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On October 30, 2016, the board of directors of the Company authorized the implementation of a 100% workforce reduction.  After the reduction, the Company will have no remaining employees. The Company anticipates that the actions associated with the reductions will be completed no later than December 2, 2016.

As a result of the reductions, the Company expects to record a one-time restructuring charge of approximately $1,458,065 in the third quarter of fiscal year 2016, which may increase later in the year, depending on potential write-downs that have not yet been finalized. The restructuring charge is associated with the payment of severance that the Company expects to pay out in cash at closing of the Asset Sale.

The Company’s estimated restructuring charge is based on a number of assumptions. Actual results may differ materially and additional charges not currently expected may be incurred in connection with or as a result of the reductions.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in its current reports on Form 8-K filed on January 25, 2016, February 26, 2016, July 20, 2016, September 1, 2016, September 6, 2016, and October 19, 2016 with the Securities and Exchange Commission (the “SEC”), the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) indicated to the Company that its Common Stock no longer met the (i) the minimum Market Value of Listed Securities requirements set forth in Nasdaq Listing Rule 5450(b)(2)(A), (ii) the $1.00 Minimum Bid Price requirement set forth in Nasdaq Listing Rule 5450(a)(1) and (iii) the minimum $15 million market value of publicly-held shares requirement set forth in Nasdaq Listing Rule 5450(b)(2)(C).  Following a hearing held on August 25, 2016, on September 2, 2016, the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for continued listing on The Nasdaq Global Market subject to certain conditions, including completion of a conversion of its outstanding Senior Notes into equity of the Company by October 15, 2016 (the “Restructuring”). After the Company’s request for an extension on its deadline to complete the Restructuring, on October 18, 2016, the Panel granted the Company’s request to extend the exception deadline from October 15, 2016 to October 31, 2016 to enable the Company to complete the process of identifying the remaining holders of the Senior Notes and obtaining agreements for conversion of the Senior Notes. On November 2, 2016, the Company received a notice from Nasdaq that it determined to delist the Company’s Common Stock and that it will suspend trading of the Common Stock effective at the open of business on November 4, 2016.

Following the execution of the APA and Exchange Agreement, on November 2, 2016, the Company notified Nasdaq of its intent to file Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC to voluntarily delist its Common Stock from The Nasdaq Global Market and deregister its Common Stock under Section 12(b) of the Exchange Act.

The delisting will become effective ten days after the filing of Form 25 with the SEC. Following the effectiveness of the delisting, the Company also intends to file a Form 15 with the SEC, requesting the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and the deregistration of its Common Stock under Section 12(g) of the Exchange Act.

Item 3.02.    Unregistered Sales of Equity Securities.

In connection with the Exchange Agreement described in Item 1.01 above, the Company intends to issue 12,222,222 shares of its Preferred Stock to the holders of Senior Notes on a private placement basis (the “Exchanged Shares”). The terms of the Preferred Stock described in Item 1.01 are hereby incorporated by reference into this Item 3.02.

The issuance of the Preferred Stock has been determined to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Noteholders have represented that they are either an institutional buyer, as that term is defined in Rule 144A under the Securities Act, or an accredited investor, as that term is defined in Regulation D, that will acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 2.05 which is hereby incorporated by reference into this Item 5.02, a result of the execution of the APA and Exchange Agreement described in Item 1.01 above, the Company announced that it will be terminating all remaining employees, including its Chief Executive Officer and Chief Financial Officer whose employment (but not officer position) will be terminated by December 2, 2016 and its General Counsel whose employment (but not officer position) will be terminated by November 2, 2016.

On November 2, 2016, in connection with the execution of the APA, the Company entered into settlement and release agreements with the Chief Executive Officer, Chief Financial Officer and General Counsel pursuant to which the severance terms of each such employees upon termination under their existing employment agreements was amended to be made payable only upon closing of the Asset Sale under the APA and, with respect to the Chief Executive Officer and General Counsel, reduced to $687,327 and $570,000, respectively.

Item 8.01.    Other Events.

On November 3, 2016, the Company filed Post-Effective Amendment No. 1 registration statement to Form S-8. This terminates the effectiveness of Form S-8, and removes from registration any and all shares of the Company’s Common Stock registered but unsold under Form S-8.

On November 3, 2016, the Company filed Post-Effective Amendment No. 1 registration statement to Form S-3. This terminates the effectiveness of Form S-3, and removes from registration any and all registered but unsold securities under Form S-3, including shares of Common Stock, shares of its preferred stock, debt securities, warrants, units and subscription rights.

On November 2, 2016, the Company issued a press release announcing the execution of the APA, the Exchange Agreement with the Noteholders, the Voting Agreement, and the delisting process. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated November 2, 2016*
10.2	Term Sheet, dated November 2, 2016*
10.3	Voting Agreement, dated November 2, 2016
99.1	Press release, dated November 2, 2016

*Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	TetraLogic Pharmaceuticals Corporation

November 3, 2016

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary